Exhibit 99.1

SGI REPORTS Q1 FISCAL 2010 FINANCIAL RESULTS

Strong Revenue and Gross Margin Performance

FREMONT, Calif., November 4, 2009 – SGI (NASDAQ:SGI), a global leader in HPC and data center solutions, today announced financial results for its first quarter of fiscal 2010, which ended September 25, 2009.

Q1 GAAP revenue was $100.1 million, compared to $58.4 million in the prior quarter and $65.1 million in the comparable year ago quarter. Non-GAAP revenue was $122.7 million, compared to $60.5 million in the prior quarter. The company did not report non-GAAP revenue in the comparable year ago quarter. On a sequential basis, GAAP revenue grew by 71% and non-GAAP revenue grew by 103%.

Q1 GAAP gross margin was 22.3%, compared to 8.7% in the prior quarter and 17.0% in the comparable year ago quarter. Non-GAAP gross margin was 28.4%, compared to 15.2% in the prior quarter and 17.4% in the comparable year ago quarter. On a sequential basis, GAAP gross margin percentage grew by 156% and non-GAAP gross margin percentage grew by 87%.

“SGI delivered a solid quarter in terms of revenue, gross margin and operations. We increased revenue by 103% and expanded gross margin up to a record 28.4%, both on a non-GAAP basis,” stated Mark J. Barrenechea, president and CEO of SGI. “Operationally, our integration is ahead of schedule in most key areas. We also introduced new products that could expand our addressable market by over $1.7 billion while investing for long-term growth.”

Q1 GAAP net loss from continuing operations was $0.60 per share, compared to GAAP net loss of $0.17 per share for the comparable year ago quarter. Q1 Non-GAAP net loss was $0.09 per share, compared to a non-GAAP net loss of $0.04 per share for the comparable year ago quarter. (Please see the financial tables accompanying this release for details on all non-GAAP metrics and their reconciliation to GAAP measures.)

SGI ended Q1 with $123.5 million in cash, cash equivalents, long-term and short-term investments and restricted cash, compared to $139.5 million at the end of the prior quarter.

Business and Financial Highlights

SGI maintains the 2010 fiscal year internal planning objectives discussed in the prior quarter, and further highlights the following:

•	Revenue increased by 103% from the prior quarter and 88% from the year ago quarter on a non-GAAP basis, in part due to the acquisition of assets of Silicon Graphics, Inc.

•	Gross margin of 28.4% on a non-GAAP basis.

•	Services 33% of revenue and International 31% of revenue, both on a non-GAAP basis.

•	Storage 16% of revenue on a non-GAAP basis.

•	Strong industry performance and diversification: Cloud, Defense, Intelligence, Financial Services, and Manufacturing.

•	Strong customer performance including: British Telecom, ONERA, Naval Research Laboratories, Audi, Skoda, Amazon, Spotify and Microsoft.

•	Expanded addressable market by $1.7 billion with the introduction of Octane III and CloudRack X2, targeting personal supercomputing and workgroup markets.

•	Completed headquarters consolidation to Fremont, CA.

•	Completed manufacturing consolidation to Chippewa Falls, WI.

•

Set a world record in benchmark testing while also beating IBM, HP and Sun by a factor of three or more. The Altix 4700 claimed three Standard Performance Evaluation Corporation (SPEC) benchmark world records at the Leibniz Supercomputing Centre (LRZ).

Conference Call Information

SGI will discuss these financial results in a conference call at 2:00 p.m. PT today. The public is invited to listen to a live web cast of the call on the Investor Relations section of the Company’s website at investors.sgi.com. A replay of the web cast will be available approximately two hours after the conclusion of the call and remain available until the next earnings call. An audio replay of the conference call will also be made available approximately two hours after the conclusion of the call. The audio replay will remain available for five days and can be accessed by dialing 719-457-0820 or 888-203-1112 and entering the confirmation code: 9725418.

About SGI

SGI® is a global leader in cloud computing and high-performance computing and is dedicated to solving our customers’ most demanding technology and business challenges. Visit www.sgi.com for more information.

Cautionary Statement Regarding Forward Looking Statements

This press release contains forward-looking statements; including statements regarding SGI’s internal plan for 2010, anticipated product performance, general business outlook and integration of the businesses and assets acquired from Silicon Graphics, Inc. Any statements contained herein that are not statements of historical fact may be deemed forward-looking statements. Actual results may differ materially from forward-looking statements due to a number of risks and uncertainties including those associated with: the businesses and assets acquired from Silicon Graphics, Inc., which may not be successfully integrated and SGI’s more extensive international operations following this acquisition; economic conditions impacting the purchasing decisions of SGI’s customers; SGI operates in a very competitive market, and increased competition has in the past, and may continue, to cause pricing pressure on SGI’s products, which would negatively affect SGI’s gross and operating margins, as well as other financial measures; a significant portion of the Company’s revenues come from a small number of customers, and so the delay in placing an order, or the failure of a significant customer to place additional orders, could have a significant negative effect on SGI’s financial performance; SGI relies on sales to U.S. government entities and has limited experience dealing with the U.S. government as a customer; orders for SGI’s products can be received at the end of the quarter, and so a delay in placing an order in the fourth quarter could have a significant negative effect on SGI’s financial performance for the year; SGI is unable to control component pricing, such as DDR memory pricing as has happened in the past, and as a result component pricing can rise unexpectedly, negatively impacting SGI’s gross margins as well as other financial measures; SGI may be required to write-off additional significant amounts of excess and obsolete inventory; and new products by competitors may come on the market, which would decrease the demand for SGI’s products. Detailed information about these and other potential factors that could affect SGI’s business, financial condition and results of operations is included in SGI’s annual report on Form 10-K under the caption “Risk Factors,” in Part I, Item 1A of that report, filed with the Securities and Exchange Commission (“SEC”) on March 19, 2009, as updated by SGI’s subsequent filings with the SEC, all of which are available at the SEC’s Web site at http://www.sec.gov. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this report. SGI undertakes no responsibility to update the information in this report.

Use of Non-GAAP Financial Measures

The non-GAAP financial measures discussed in the text of this press release and accompanying non-GAAP supplemental information are financial measures used by SGI’s management to evaluate the operating performance of the Company and to conduct its business operations. All non-GAAP financial measures discussed and presented in this press release excludes the revenue and associated costs of revenue deferred in accordance with Financial Accounting Standards Board, Accounting Standards Codification, ASC985-605 “Software Revenue Recognition” for certain of the Company’s transactions where software is more than incidental to the overall product solution sold. Non-GAAP gross profit and gross margin also excludes stock-based compensation expense, amortization of intangibles and inventory step up arising from acquisition of substantially all the assets of Silicon Graphics, Inc. Non-GAAP net loss per share excludes the same items as discussed above, restructuring expenses, tradename impairment, gain from settlement agreement, gain on acquisition and, as well, the related tax effects of the applicable items. Management presents non-GAAP financial measures because it considers them to be important supplemental measures of performance. Management believes that the excluded charges are not central to the Company’s core operating performance and uses the non-GAAP financial measures for planning purposes, including analysis of the Company’s core operating performance against prior periods, the preparation of operating budgets and to determine appropriate levels of operating and capital investments. Management excludes from its non-GAAP revenue and non-GAAP gross margin the items cited above, whether or not recurring, to facilitate its review of the comparability of the Company’s core operating performance on a period to period basis as well as to better understand the fundamental economics of a specific period’s operational and financial performance. Management uses this view of the Company’s operating performance for purposes of comparison with its business plan and individual operating budgets and allocations of resources. Management also believes that the non-GAAP financial measures provide additional insight for analysts and investors in evaluating the Company’s financial and operational performance in the same way that management evaluates SGI’s financial performance. However, these non-GAAP financial measures have limitations as an analytical tool, as they exclude the financial impact of transactions necessary or advisable for the conduct of the Company’s business, such as the granting of equity compensation awards and are not intended to be an alternative to financial measures prepared in accordance with GAAP. Hence, to compensate for these limitations, management does not review these non-GAAP financial metrics in isolation from its GAAP results, nor should investors. Pursuant to the requirements of SEC Regulation G, a detailed reconciliation between the Company’s GAAP and non-GAAP financial results is provided at the end of this press release. Investors are advised to carefully review and consider this information as well as the GAAP financial results that are disclosed in the Company’s SEC filings.

Contact Information:

Erik Bylin

SGI

Investor Relations

510-933-8088

investorrelations@sgi.com

SGI, CloudRack and Octane are trademarks or registered trademarks of Silicon Graphics International Corp. All other trademarks are property of their respective holders

Silicon Graphics International Corp.

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited, in thousands)

	September 25, 2009	June 26, 2009
ASSETS
Current assets:
Cash and cash equivalents	$112,697	$128,714
Current portion of restricted cash and cash equivalents	540	1,119
Accounts receivable, net	85,487	64,810
Inventories	126,426	117,790
Deferred cost of revenue	11,190	5,505
Prepaid expenses and other current assets	21,885	25,757

Total current assets	358,225	343,695

Non-current portion of restricted cash and cash equivalents	2,827	2,294
Long-term investments	7,453	7,416
Property and equipment, net	32,295	33,124
Intangible assets, net	20,079	21,521
Other assets	40,736	33,586

Total assets	$461,615	$441,636

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$54,162	$52,618
Accrued compensation	19,326	20,855
Other current liabilities	29,986	31,880
Current portion of deferred revenue	93,982	69,655

Total current liabilities	197,456	175,008

Non-current portion of deferred revenue	26,123	14,635
Long-term income taxes payable	20,592	18,948
Other non-current liabilities	15,798	14,946

Total liabilities	259,969	223,537

Stockholders’ equity	201,646	218,099

Total liabilities and stockholders’ equity	$461,615	$441,636

Silicon Graphics International Corp.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited, in thousands, except per share amounts)

	Three Months Ended
	September 25, 2009	June 26, 2009	September 27, 2008

Revenue	$100,123	$58,419	$65,097
Cost of revenue	77,755	53,341	54,059

Gross profit	22,368	5,078	11,038

Operating expenses:
Research and development	10,059	7,575	4,410
Sales and marketing	16,053	14,003	6,124
General and administrative	13,811	8,002	5,697
Acquisition-related	411	3,108	—
Restructuring	503	1,270	—
Gain from settlement agreement	—	(5,000)	—
Gain on acquisition	—	(19,831)	—

Total operating expenses	40,837	9,127	16,231

Loss from operations	(18,469)	(4,049)	(5,193)

Interest and other income, net:
Interest income, net	124	58	884
Other income (expense), net	605	1,117	(194)

Total interest and other income, net	729	1,175	690

Loss from continuing operations before tax	(17,740)	(2,874)	(4,503)
Income tax provision (benefit)	62	(2,277)	462

Loss from continuing operations	(17,802)	(597)	(4,965)

Discontinued operations:
Income (loss) from discontinued operations	180	(217)	(1,905)
Income tax benefit	—	—	(881)

Income (loss) from discontinued operations, net	180	(217)	(1,024)

Net loss	$(17,622)	$(814)	$(5,989)

Net income (loss) per share, basic and diluted :
Continuing operations	$(0.60)	$(0.02)	$(0.17)
Discontinued operations	0.01	(0.01)	(0.03)

Basic and diluted net loss per share	$(0.59)	$(0.03)	$(0.20)

Shares used in computing basic and diluted net income (loss) per share	29,893	29,794	29,502

Share-based compensation by category is as follows:

Cost of revenue	$264	306	$307
Research and development	191	230	590
Sales and marketing	(67)	210	362
General and administrative	798	785	1,324

Continuing operations	1,186	1,531	2,583
Discontinued operations	(106)	(53)	93

Total	$1,080	$1,478	$2,676

Silicon Graphics International Corp.

Q1 FISCAL 2010 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

	Three Months Ended September 25, 2009			Three Months Ended June 26, 2009			Three Months Ended September 27, 2008
	GAAP	Adjustment	Non-GAAP	GAAP	Adjustment	Non-GAAP	GAAP	Adjustment	Non-GAAP

TOTAL REVENUE	$100,123	$22,578	$122,701	$58,419	$2,058	$60,477	$65,097	$—	$65,097
Included in the above results:
SOP 97-2 (now ASC 985-605) (2)	(22,578)	22,578	—	(2,058)	2,058	—	—	—	—

COST OF REVENUE	77,755	10,055	87,810	53,341	(2,052)	51,289	54,059	(307)	53,752
Included in the above results:
SOP 97-2 (now ASC 985-605) (2)	(12,093)	12,093	—	(1,391)	1,391	—	—	—	—
Amortization of intangible assets (3)	334	(334)	—	875	(875)	—	—	—	—
Inventory step up (4)	1,440	(1,440)	—	2,262	(2,262)	—	—	—	—
Stock-based compensation (5)	264	(264)	—	306	(306)	—	307	(307)	—

GROSS PROFIT	22,368	12,523	34,891	5,078	4,110	9,188	11,038	307	11,345

GROSS MARGIN %	22.3%		28.4%	8.7%		15.2%	17.0%		17.4%

OPERATING EXPENSES	40,837	(2,533)	38,304	9,127	19,546	28,673	16,231	(2,276)	13,955
Included in the above results:
Amortization of intangible assets (3)	1,108	(1,108)	—	270	(270)	—	—	—	—
Stock-based compensation (5)	922	(922)	—	1,225	(1,225)	—	2,276	(2,276)	—
Restructuring (6)	503	(503)	—	1,270	(1,270)	—	—	—	—
Tradename impairment (7)	—	—	—	2,520	(2,520)	—	—	—	—
Gain from settlement agreement (8)	—	—	—	(5,000)	5,000	—	—	—	—
Gain on acquisition (9)	—	—	—	(19,831)	19,831	—	—	—	—

LOSS FROM CONTINUING OPERATIONS BEFORE TAX	(18,469)	15,056	(3,413)	(4,049)	(15,436)	(19,485)	(5,193)	2,583	(2,610)

OPERATING MARGIN %	-18.4%		-2.8%	-6.9%		-32.2%	-8.0%		-4.0%

OTHER INCOME, NET	729	—	729	1,175	—	1,175	690	—	690

INCOME TAX EFFECTS: PROVISION/(BENEFIT) (10)	62	56	118	(2,277)	2,568	291	462	(1,247)	(785)

NET LOSS FROM CONTINUING OPERATIONS	$(17,802)		$(2,802)	$(597)		$(18,601)	$(4,965)		$(1,135)

NET LOSS PER SHARE FROM CONTINUING OPERATIONS	$(0.60)		$(0.09)	$(0.02)		$(0.62)	$(0.17)		$(0.04)

SHARES USED IN COMPUTING NET LOSS PER SHARE	29,893		29,893	29,794		29,794	29,502		29,502

Silicon Graphics International Corp.

Q1 FISCAL 2010 FINANCIAL RESULTS

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES (1)

($ in thousands, except per share data)

NOTES:

(1)	This presentation includes certain financial measures not inconformity with Generally Accepted Accounting Principles in the United States (non-GAAP measures). Our non-GAAP measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures, and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

(2)	Revenue and cost of revenue deferred under Software Revenue Recognition rules previously referred to as part of Statement of Position 97-2 (SOP 97-2) now codified as ASC 985-605 — $22,578 and $2,058 for revenue, $12,093 and $1,391 for cost of revenue in the periods ending September 25 and June 26, 2009 respectively. There was no similar adjustment in the prior year.

(3)	Amortization expense related to intangible assets associated with the asset purchase of Silicon Graphics, Inc. of $334 and $875 under cost of revenue, $1,108 and $270 under operating expenses in the periods ending September 25 and June 26, 2009 respectively. There was no similar adjustment in the prior year. Estimated future annual amortization expense related to intangible assets, subject to amortization, as of September 25, 2009 is as follows:

Remainder of Fiscal 2010	$6,268
Fiscal 2011	3,280
Fiscal 2012	3,212
Fiscal 2013	2,814
Fiscal 2014	2,405

$17,979

(4)	Cost of revenue increase associated with an inventory step up related to the Silicon Graphics, Inc. asset purchase in the amount of $1,440 and $2,262 in the periods ending September 25 and June 26, 2009 respectively. Under purchase accounting, Silicon Graphics International Corp. recognized a $7,183 inventory step up related to the Silicon Graphics, Inc. asset purchase of which $3,481 of this inventory step up remains to flow through cost of revenue in future periods.

(5)	Stock-based compensation is included in the following GAAP operating expense categories.

	Three Months Ended September 25, 2009			Three Months Ended June 26, 2009			Three Months Ended September 27, 2008
	GAAP	Adjustment	Non-GAAP	GAAP	Adjustment	Non-GAAP	GAAP	Adjustment	Non-GAAP
Cost of Revenue	$264	$(264)	$—	$306	$(306)	$—	$307	$(307)	$—
Research & Development	191	(191)	—	230	(230)	—	590	(590)	—
Sales & Marketing	(67)	67	—	210	(210)	—	362	(362)	—
General & Administrative	798	(798)	—	785	(785)	—	1,324	(1,324)	—

Total stock-based compensation	$1,186	$(1,186)	$—	$1,531	$(1,531)	$—	$2,583	$(2,583)	$—

(6)	Restructuring expenses relating to personnel and facilities of $503 and $1,270 in the periods ending September 25 and June 26, 2009 respectively.

(7)	Tradename impairment of $2,520 in the period ending June 26, 2009.

(8)	Gain from settlement agreement of $5,000 in the period ending June 26, 2009.

(9)	Gain on acquisition arising from the asset purchase of Silicon Graphics, Inc of $19,831 in the period ending June 26, 2009.

(10)	Estimated income tax effect related to GAAP to non-GAAP adjustments.